SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                ------------------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OF 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) July 19, 2002

                              THE OHIO ART COMPANY
             (Exact name of registrant as specified in its charter)

                OHIO                                     34-4319140
     (STATE OR OTHER JURISDICTION          (I.R.S. EMPLOYER IDENTIFICATION NO.)
  OF INCORPORATION OR ORGANIZATION)

                          PO BOX 111, BRYAN, OHIO 43506
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

        Registrant's telephone number, including area code (419) 636-3141

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Item 4.  Changes in Registrant's Certifying Accountant

(a) On July 19, 2002, the Board of Directors of The Ohio Art Company ("the Corporation"), upon the recommendation of its Audit Committee, terminated its appointment of Crowe, Chizek and Company LLP as the Company's principal accountants, and so notified them. The Audit Committee and the full Board of Directors approved Plante & Moran LLP as its new principal accountants.

(b) Crowe Chizek's report on the consolidated financial statements of the Corporation for each of the fiscal years ended January 31, 2001 and January 31, 2002 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended January 31, 2001 and January 31, 2002, as well as the subsequent interim period through July 19, 2002, there were no disagreements between the Corporation and Crowe Chizek on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Crowe Chizek, would have caused it to make reference to the subject matter of the disagreement in connection with its reports.

(c) The Corporation has requested Crowe, Chizek and Company LLP to furnish a letter addressed to the Securities & Exchange Commission stating whether it agrees with the above statements. A copy of the letter is attached as Exhibit 16 to this report.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

EXHIBIT NUMBER                      DESCRIPTION OF EXHIBIT

16 Letter of Crowe, Chizek and Company LLP Regarding change in certifying accountant.




                                   Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          THE OHIO ART COMPANY

DATE:  JULY 26, 2002                BY:   /S/ WILLIAM C. KILLGALLON
                                          WILLIAM C. KILLGALLON
                                          CHAIRMAN OF THE BOARD
                                          AND PRINCIPAL EXECUTIVE OFFICER